UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 26, 2007

Date of report (Date of earliest event reported)

GB&T Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-24203	58-2400756
(Commission File Number)	(IRS Employer Identification No.)

500 Jesse Jewell Parkway, S.E., Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

770-532-1212
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

                On November 26, 2007, HomeTown Bank of Villa Rica (the “Bank”), a wholly-owned subsidiary of GB&T Bancshares, Inc. a Georgia corporation (the “Company”), executed and entered into a Stipulation and Consent Agreement with the Federal Deposit Insurance Corporation (the “FDIC”) and the Georgia Department of Banking and Finance agreeing to the issuance of a Cease and Desist Order (the “Order”).  The Order will become effective on December 6, 2007.  The FDIC will make a copy of the Order available on its website which is located at www.fdic.gov.  The contents of the FDIC website are not incorporated by reference into this report.

                Among other things, the Order addresses the supervision and education of the Bank’s board of directors, the Bank’s management team, the Bank’s equity capital and reserves in relation to the volume and quality of assets held, the Bank’s level of poor quality loans, the Bank’s allowance for loan and lease losses (“ALLL”), the Bank’s lending and collection practices, the Bank’s routine and internal controls policies, and alleged violations of certain laws, regulations and FDIC statements of policy.

                Under the terms of the Order, the Bank has agreed to take a number of affirmative steps, including, among other things, increasing the participation of the board of directors in the affairs of the Bank; assessing the qualifications and experience of management to comply with the requirements of this Order and operate the Bank in a safe and sound manner; achieving and maintaining a Tier 1 Capital ratio equal to or exceeding 7.0% of the Bank’s total assets; in addition to a fully funded loan reserve, developing a plan to meet the minimum risk-based capital requirements as described in the FDIC Statement of Policy on Risk-Based Capital; eliminating certain assets classified as “loss”, “doubtful” or “substandard;” performing a risk segmentation analysis and reducing concentrations in the loan portfolio; establishing effective systems for loan review and grading, loan documentation, and ALLL; and establishing a written strategic business plan.  Over the past several months, the Bank has begun the implementation of many of the items contained in the Order and many of the conditions imposed by the Order are extensions of these actions.

SIGNATURES

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB&T Bancshares, Inc.

By:	/s/ Gregory L. Hamby
Gregory L. Hamby
Executive Vice President and
Chief Financial Officer

Dated:  November 30, 2007